EXHIBIT 23.2



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            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



We consent to the inclusion in this Registration Statement on Form S-1 - Amendment No. 3, of our report dated February 2, 2017 with respect to the audited financial statements of The Diamond Cartel Inc, for the year ended April 30, 2016. Our report contains an explanatory paragraph regarding the Company's ability to continue as a going concern.

/s/ MaloneBailey, LLP

www.malonebailey.com
Houston, Texas
January 31, 2018




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PARITZ & COMPANY, P.A.
Certified Public Accountants
                                                         15 Warren St., Suite 25
                                                   Hackensack, New Jersey  07601
                                                                  (201) 342-7753
                                                              Fax (201) 342-7598


Board of Directors
The Diamond Cartel, Inc.

Gentlemen:

We consent to the use of this amendment No. 3 to the Registration Statement on Form S-1 of our report dated January 31, 2018 relating to the financial statements of The Diamond Cartel, Inc. as of April 30, 2017.


/s/ Paritz & Company, P.A.

Paritz & Company, P.A.
Hackensack, New Jersey
January 31, 2018